UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2006
TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On December 5, 2006, the Board of Directors of Registrant declared a cash dividend of ten cents ($0.10 (U.S.)) per share on the Common Stock of Registrant. The dividend will be paid on January 15, 2007 to shareholders of records on December 15, 2006. If all shares of Common Stock that may be acquired upon exercise of outstanding stock options are in fact acquired prior to the record date for the cash dividend, it is anticipated that the aggregate amount of the cash dividend will be approximately $325,000.
A press release relating to the declaration of the cash dividend was released on December 5, 2006, a copy of which is attached hereto as Exhibit 99.1.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any registration statement or other document filed with the Commission.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release of Trio Tech International dated December 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2006

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H. M. TING
Victor H. M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Trio Tech International dated December 5, 2006